UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2019

Date of Report

(Date of earliest event reported)

BIQI INTERNATIONAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion 228 Yanjiang Ave., Jiangan District, Wuhan City Hubei Province, China 430010
(Address of principal executive offices and zip code)

(+86) 27 8274 0726
(Registrant’s telephone number, including area code)

Renmin Tianli Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 18, 2019, Mr. Zhang Zhe and Mr. Yue Xueliang resigned from the Registrant’s Board of Directors.

Effective March 18, 2019 Mr. Fengsheng Tan and Mr. Changqing Yan were elected to serve on the Registrant’s Board of Directors.

Here are brief biographies of the new directors:

Fengsheng Tan - From 1997 to 2005 and from 2005 to 2017, he served for Liaoing Asia-Pacific Law Firm and Liaoing New Century law firm as a full time lawyer, respectively. In recent years, he worked on many cases relating to civil and commercial, especially corporate legal affairs, debt disputes, contract disputes, commercial arbitration and other matters so as to accumulate a rich experience. Mr. Tan graduated from the law faculty of Liaoning University and has more than 20 years’ experience as a lawyer.

Changqing Yan - Mr. Yan is engaged in equity investment, merger, acquisition and reorganization and stock market listing. From 2011 to 2013, Mr. Yan served for Shanghai Jinyongxin Investment Company as the deputy director. From 2013 to 2015, Mr. Yan served for Beijing Liujianfang Technology Company as the capital operational consultant. From 2016 to 2017, Mr. Yan served for Ningpo Shenglada Electric Appliance Co., Ltd. as the deputy director and the secretary of the board. From 2017 to now, Mr. Yan serves for Shanghai Hualing Capital as the deputy director. He has a Chinese lawyer qualification certification and the secretary qualification certification of the board of directors of a listed company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2019	BIQI INTERNATIONAL HOLDINGS CORPORATION
(Registrant)

	By:	/s/ Hanying Li
Hanying Li
Chief Financial Officer

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